As Filed with the Securities and Exchange Commission on March 10, 1995
                                                        Registration No. 33-____
       -----------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              --------------------
                          ELEXSYS INTERNATIONAL, INC.
                          ---------------------------
             (Exact name of registrant as specified in its charter)

                   Delaware                       95-3534864
          -------------------------------       ------------------
          (State or other jurisdiction of       (I.R.S. Employer
           incorporation or organization)       Identification No.)
                            18522 Von Karman Avenue
                            Irvine, California 92715
              ---------------------------------------------------
              (Address of principal executive offices) (zip code)

             Diceon Electronics, Inc. Directors' Stock Option Plans Diceon Electronics, Inc. 1994 Non-Qualified Stock Option Plan
         -------------------------------------------------------------
                           (Full Title of the Plans)

                                 Milan Mandaric
                Chairman, President and Chief Executive Officer
                          Elexsys International, Inc.
                            18522 Von Karman Avenue
                            Irvine, California 92715
                    ---------------------------------------
                    (Name and address of agent for service)

                                  714-833-0870
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                With a copy to:

                            Sherwin L. Samuels, Esq.
                                Sidley & Austin
                          555 W. Fifth St., Suite 4000
                         Los Angeles, California 90013
                                 (213) 896-6000

                        CALCULATION OF REGISTRATION FEE
================================================================================
                                   Proposed       Proposed
     Title of                       maximum        maximum
   securities         Amount       offering       aggregate       Amount of
      to be            to be       price per      offering      registration
   Registered       registered       share          price           fee
================================================================================
  Common Stock      137,000(1)        (2)       $ 261,250(2)      $ 90.00
($1.00 par value)
================================================================================
(1) Issuable upon exercise of options granted pursuant to the Diceon Electronics, Inc. 1994 Non-Qualified Stock Option Plan and the Diceon
      Electronics, Inc. Directors' Stock Option Plans (collectively, the "Plans"). The number of shares issuable upon exercise of the options is subject to adjustment pursuant to the terms of the Plans.

(2) The proposed maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, is based on an exercise price of $1.25 per share with respect to options to purchase 97,000 shares of Common Stock and an exercise price of $3.50 per share with respect to options to purchase 40,000 shares of Common Stock.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents which have heretofore been filed by Elexsys International, Inc., formerly known as Diceon Electronics, Inc. (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

          (1) The Company's Annual Report on Form 10-K for the year ended September 30, 1994;

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994; and

          (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-B, declared effective on June 1, 1987, by which the Company's shares of Common Stock were registered under Section 12 of the Exchange Act, and any other amendments or reports filed for the purpose of updating such description.

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement.

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Sidley & Austin, counsel to the Company, has rendered a legal opinion as to the validity of the securities being registered hereby and has reviewed certain other matters in connection therewith. Sherwin L. Samuels, whose professional corporation is a partner with Sidley & Austin, is primarily responsible for Sidley & Austin's engagement by the Company. Mr. Samuels is a stockholder and former director of the Company and holds 30,000 stock options which he received pursuant to the Company's directors' stock option plans. The shares underlying such stock options are being registered hereby.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law (the "Delaware GCL") provides that a corporation may indemnify any persons, including directors and officers, who are (or are threatened to be made) parties to any threatened, pending or completed legal action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of their being directors or officers of such corporation. The indemnity may include expenses, attorneys' fees, judgments, fines and amounts paid in settlement, provided such sums were actually and reasonably incurred in connection with such action, suit or proceeding and provided the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, in the case of criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. The corporation may indemnify directors and officers in a derivative action (in which suit is brought by a stockholder on behalf of the corporation) under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged liable to the corporation. If the director or officer is successful on the merits or otherwise in defense of any such actions referred to above, the corporation must indemnify him or her against the expenses and attorneys' fees he or she actually and reasonably incurred.

          Article VII of the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate"), provides a non-exclusive right of indemnification by the Registrant of its officers and directors to the full extent allowed under the Delaware GCL or, in the event that the law of a jurisdiction other than Delaware applies, to the fullest extent of the laws of such other jurisdiction.

          Article VIII of the Certificate provides that a director shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except that such provision shall not eliminate or limit a director's liability for (i) any breach of duty of loyalty, (ii) actions or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) violations of Section 174 of the Delaware GCL (payment of unlawful dividends and unlawful stock purchases or redemptions), or (iv) for any transaction from which such director derived an improper personal benefit.

          Article X of the Registrant's Amended and Restated Bylaws provides for indemnification by the Registrant of its officers and directors to the full extent permitted under applicable law. If a director or officer has been successful on the merits or otherwise in defense of any covered action, suit or proceeding or any claim, issue or matter therein, such person shall be indemnified against expense actually and reasonably incurred therewith, without the necessity of authorization in the specific case. Any indemnification (unless order by a court) shall be made only as authorized in the specific case upon a determination that the director or officer has met the applicable standard of conduct, which are the standards described above as required by Section 145 of the Delaware GCL. The Registrant is entitled to require an undertaking by or on behalf of an officer or director to repay amounts advanced in connection with defending or investigating a threatened or pending proceeding prior to its final disposition, if it shall ultimately be determined that such person is not entitled to indemnification.

          The  Registrant  has  entered  into  Indemnification  Agreements  (the
"Indemnification Agreements") with each of its directors. Pursuant to the Indemnification Agreements, the Registrant is required to maintain directors' and officers' liability insurance comparable to that obtained by comparable public companies, unless the Board of Directors determines in good faith that such insurance is not reasonably available. Each director is entitled to be indemnified by the Registrant to the full extent permitted under the Delaware GCL and from all losses and expense incurred in connection with an action taken or inaction omitted by such director in his capacity as a director, except in connection with any claim (i) for the return by the director of any illegal remuneration, (ii) for an accounting to recover short-swing profits under
Section 16(b) of the Exchange Act or similar state law provisions, (iii) resulting from the director's knowingly fraudulent, deliberately dishonest or intentional misconduct; or (iv) if such payment is not permitted by applicable law.

          The Registrant's officers and directors are covered by a directors' and officers' liability insurance policy maintained by the Registrant. Under the insurance policy the Registrant is entitled to be reimbursed for indemnity payments that it is required or permitted to make to its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed with this Registration Statement.

         Exhibit  Description
         Number   -----------
         ------

          4.1       Form  of  Non-Qualified   Stock  Option  Agreement  for  the
                    Registrant's 1994 Non-Qualified Stock Option Plan.

          4.2 Non-Qualified Stock Option Agreement dated as of November 15, 1990 between Sherwin L. Samuels and the Registrant.

          4.3 Non-Qualified Stock Option Agreement dated as of March 9, 1993 between C. Stephen Mansfield and the Registrant.

          4.4 Non-Qualified Stock Option Agreement dated as of November 11, 1993 between C. Stephen Mansfield and the Registrant.

          4.5 Amendment to Non-Qualified Stock Option Agreements dated as of June 6, 1994 between C. Stephen Mansfield and the Registrant.

          5 Opinion of Sidley & Austin regarding legality of the shares of Common Stock.

          23.1      Consent of Sidley & Austin,  incorporated  by  reference  to
                    Exhibit 5 hereof.

          23.2      Consent of Deloitte & Touche.

ITEM 9.  UNDERTAKINGS.

          The Company hereby undertakes

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

          (b) That, for the purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 10th day of March, 1995.

                                      ELEXSYS INTERNATIONAL, INC.


                                      By: /s/ MILAN MANDARIC
                                          --------------------------------------
                                          Milan Mandaric, Chairman of the Board,
                                          President and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                                 Date
- ----------                    -----                                 ----


/s/ MILAN MANDARIC            Chairman of the Board,           March 10, 1995
- -----------------------       President and Chief
Milan Mandaric                Executive Officer
                              (Principal Executive Officer)


/s/ ROLAND G. MATTHEWS        Director                         March 10, 1995
- -----------------------
Roland G. Matthews

/s/ PETER S. JONAS            Director                         March 10, 1995
- -----------------------
Peter S. Jonas


/s/ CHARLES H. HANDLEY        Director                         March 10, 1995
- -----------------------
Charles H. Handley

/s/ MICHAEL SHIMADA           Chief Financial                  March 10, 1995
- -----------------------       Officer (Principal
Michael Shimada               Financial Officer)

                               INDEX TO EXHIBITS


                                                                   Sequentially
Exhibit                                                              Numbered
Number              Description                                        Page
- -------             -----------                                    ------------

4.1 Form of Non-Qualified Stock Option Agreement for the Registrant's 1994 Non-Qualified Stock Option Plan.

4.2 No-nQualified Stock Option Agreement dated as of November 15, 1990 between Sherwin L. Samuels and the Registrant.

4.3 Non-Qualified Stock Option Agreement dated as of March 9, 1993 between C. Stephen Mansfield and the Registrant.

4.4 Non-Qualified Stock Option Agreement dated as of November 11, 1993 between C. Stephen Mansfield and the Registrant.

4.5 Amendment to Non-Qualified Stock Option Agreements dated as of June 6, 1994 between C. Stephen Mansfield and the Registrant.

5 Opinion of Sidley & Austin regarding legality of the shares of Common Stock.

23.1      Consent of Sidley & Austin,  incorporated by reference to
          Exhibit 5 hereof.

23.2      Consent of Deloitte & Touche.